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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of J.L. French Automotive Castings, Inc. of our report dated July 8, 1997, except for Note 23, as to which the date is August 9, 1999, relating to the financial statements of Morris Ashby plc, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Public Accountants" in such Registration Statement.


PricewaterhouseCoopers
Birmingham, United Kingdom
November 12, 1999